Exhibit 99.1

FIRST METROPLEX CAPITAL

COMPLETES INITIAL PUBLIC OFFERING

DALLAS, Texas — The Board of Directors of First Metroplex Capital, Inc., the parent bank holding company for T Bank, N.A., has announced that it has completed its initial public offering of common stock and has raised a total of $16.8 million.  The proceeds of the offering are being used primarily to capitalize its newly-organized banking subsidiary, T Bank, which recently commenced its banking operations.

“We set out to raise $11-$14 million in capital to organize our new bank,” stated Patrick Adams, President and Chief Executive Officer of First Metroplex Capital and T Bank. “However, because of the overwhelming positive response to our offering from the local community, we received subscriptions well in excess of our maximum subscription amount.  We ultimately elected to revise our maximum offering amount up to $16.8 million, which is the most we could accept without obtaining additional SEC approval, and we still had to send back subscriptions.  We are beginning our existence with over 600 shareholders, most of whom are from the Dallas/Fort Worth Metroplex.  Our emphasis on local ownership furthers our business strategy of developing business ‘partners’ who invest in and bank with us.”

T Bank is open with two locations, both of which are on the Dallas North Tollway. The main office is located in the Addison/Far North Dallas market at 16000 Dallas Parkway, near the Keller Springs toll plaza.  The West Plano/Frisco office is located at 8100 North Dallas Parkway, at the southeast corner of the Tollway and State Highway 121.  “We are proud of our initial two locations and are confident that our experienced staff will reinforce our ‘customer first’ attitude here at T Bank,” observed Patrick Adams.  “We plan to make extensive use of technology to support our staff in providing the most efficient and effective banking services to our customers.  We invite all area residents who are looking for better service in their banking relationships to visit one of our locations and meet our Team.”

T Bank begins its existence with a management team composed of bankers having extensive experience in the banking industry and, specifically, in the bank’s primary market area.  Chairman of the Board Danny Basso remarked, “We are pleased to have such a strong management team led by Patrick Adams and our Chief Lending Officer Steve M. Jones.  Everyone on our senior management team has at least 20 years experience in serving the banking needs of our market, and we believe their knowledge and focus on personal service will have a positive influence on our entire staff.”  T Bank’s lending group also includes J. Christopher Newtown, Robert Burk and Gerald Caldwell. Sue Higgs and Sue Bermingham will manage T Bank’s Dallas and Plano locations, respectively.

T Bank intends to focus initially on loans to small to medium-sized businesses and professionals, as well as loans to consumers.  “We believe the big banks have neglected many of the small businesses and professionals in our banking market for whom personal service and local decision-making is paramount,” stated Steve Jones.  “We are focused on providing the level of service and support these customers expect from a banking relationship and believe our local ownership and management, as well as our understanding of local concerns, will enable us to more responsive to our customers.”

First Metroplex Capital, Inc. is a bank holding company headquartered in Dallas, Texas.  It operates through its wholly-owned subsidiary T Bank, N.A., a newly-organized national banking association.

This press release is not an offer to sell any shares of common stock.  This press release contains forward-looking statements that involve assumptions and potential risks and uncertainties, which are made in a manner consistent with the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995.  These forward looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance and achievements of First Metroplex Capital to be materially different from any future results, performance or achievements expressed or implied by such forward looking statements. These factors include: general economic, capital market and business conditions; risks arising from litigation or similar proceedings; interest rate fluctuations; levels of delinquent loans; employee turnover; government regulation; and those other factors discussed in the filings of First Metroplex Capital with the Securities and Exchange Commission, which are incorporated in this press release by reference.  First Metroplex Capital undertakes no obligation, and expressly disclaims any obligation, to update publicly or revise any forward looking statement, whether as a result of new information, future events or otherwise.